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                                                                    Exhibit 10.4


                            STOCK PURCHASE AGREEMENT

            This Agreement is made as of the 23rd day of November 1998, by and between Media Metrix, Inc., a Delaware corporation (the "Corporation"), and Investment AB Bure, a corporation organized under the laws of Sweden ("Bure").

                              W I T N E S S E T H:

            WHEREAS, Bure was a party to that certain Series C-1 and Series C-2 Preferred Stock Purchase Agreement dated as of July 9, 1998 by and among RelevantKnowledge, Inc. ("RKI") and the Purchasers listed therein, pursuant to which Bure had the right to purchase 615,384 shares of Series C-2 Preferred Stock of RKI at a purchase price of $3.25 per share;

            WHEREAS, effective as of November 5, 1998, RKI was merged with and into the Corporation (the "Merger") pursuant to the terms of that certain Agreement and Plan of Reorganization dated as of September 30, 1998 by and between the Corporation and RKI, with the Corporation as the sole surviving corporation;

            WHEREAS, the Corporation and Bure entered into a letter agreement dated as of October 31, 1998 (the "Bure Agreement") pursuant to which the Corporation agreed to extend Bure's right to purchase shares of RKI Series C-2 Preferred Stock until November 15, 1998, and, following the Merger, to substitute shares of the Corporation's common stock, par value $.01 per share (the "Common Stock") at a rate of 0.21564 shares of Common Stock for every one share of Series C-2 Preferred Stock at an adjusted purchase price per share of $15.07;

            WHEREAS, the Corporation desires to issue and Bure desires to accept shares of the Common Stock pursuant to the Bure Agreement, on the terms and conditions hereinafter set forth.

            NOW, THEREFORE, IT IS AGREED between the parties as follows:

            1. Purchase and Sale. Bure hereby accepts from the Corporation, and the Corporation agrees to issue to Bure, One Hundred Thirty Two Thousand Seven Hundred and One shares (132,701) (the "Shares") of Common Stock, at a price per share of $15.07 (the "Purchase Price"). The delivery of the Shares and payment of the aggregate purchase price of $1,999,849.28 shall be made on January 4, 1999 at the offices of the Corporation, 900 West Shore Road, Port Washington, New York.

            2. Securities Law Matters.

            (a) Bure acknowledges and agrees that all certificates representing the Shares shall have endorsed thereon the following legend:
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            "The securities represented by this certificate have not been registered under the Securities Act of 1933 and, accordingly, may not be offered for sale, sold or otherwise transferred except (i) upon effective registration of the securities represented by this certificate under the Securities Act of 1933, or (ii) upon acceptance by the issuer of an opinion of counsel in such form and by such counsel, or other documentation, as shall be satisfactory to counsel for the issuer that such registration is not required."

and any legend required to be placed thereon by appropriate Blue Sky officials.

            (b) Bure acknowledges that it is aware that the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"). In this connection, Bure warrants and represents to the Corporation that it is acquiring the Shares for investment and not with a view to or for sale in connection with any distribution of said Shares or with any present intention of distributing or selling said Shares and it does not presently have reason to anticipate any change in circumstances or any particular occasion or event which would cause it to sell said Shares. Bure acknowledges that its investment in the Shares will be a highly speculative investment and that it is able, without impairing its financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss on its investment.

            3. Anti-Dilution Rights.

                  (a) Special Definitions. For purposes of this Section 3, the following definitions shall apply:

                  (1) "Option" shall mean rights, options or warrants to
            subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                  (2) "Original Issue Date" shall mean January 4, 1999.

                  (3) "Convertible Securities" shall mean any evidence of
            indebtedness, shares (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                  (4) "Excluded Shares" shall mean:

                  (A) shares of Common Stock (subject to adjustment for stock splits, stock dividends, recapitalizations and other similar events) or Convertible Securities issuable to officers or employees of, or consultants to, the Corporation pursuant to a stock purchase or option plan or other incentive program or compensation arrangement in effect on the date hereof (collectively, the "Plans");


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                  (B) shares of Common Stock (subject to adjustment for stock splits, stock dividends, recapitalizations and other similar events) or Convertible Securities issuable upon the exercise of outstanding warrants and options as of the date hereof;

                  (C) shares of Common Stock or Convertible Securities issued or issuable in connection with (i) a strategic venture or ventures between the Corporation and another corporation or entity to the extent that Bure agrees with the Company that any such issuance constitutes a strategic venture (which agreement shall not be unreasonably withheld) or (ii) a merger, acquisition or other business combination involving the Corporation or any of its subsidiaries;

                  (D) by way of dividend or other distribution on shares of
            Common Stock included in the definition of Excluded Shares by the foregoing clause (A), (B) or (C) or on Common Stock so excluded.

                  (5) "Aggregate Shares" shall mean the Shares, as adjusted to give effect to any subdivision or combination of the Common Stock or dividend payable solely in shares of Common Stock.

                  (6) "Target Price" means $15.07, subject to adjustment as
            provided below.

                  (b) Dilutive Issuance. In the event that the Corporation at any time or from time to time after the Original Issue Date and prior to the earlier of (i) the consummation of an initial public offering of the Corporation's Common Stock and (ii) November 23, 2000, shall issue or sell shares of Common Stock (other than Excluded Shares) at a consideration per share less than the Target Price in effect immediately prior to the time of such issuance or sale (a "Dilutive Issuance") then, the provisions of this paragraph
(b) shall apply. Within fifteen days after such Dilutive Issuance, the Corporation will issue and deliver to Bure for a purchase price of $.01 per share] a stock certificate representing additional shares of Common Stock ("Additional Shares"). The number of such Additional Shares shall be determined by (i) multiplying the Target Price in effect immediately prior to such Dilutive Issuance by the Aggregate Shares held by Bure prior to such Dilutive Issuance;
(ii) dividing the product thereof by the Target Price in effect immediately following such Dilutive Issuance, as calculated in accordance with the following sentence; and (iii) subtracting therefrom the Aggregate Shares held by Bure prior to such Dilutive Issuance. Upon any Dilutive Issuance the Target Price shall be reduced to a price (calculated to the nearest cent) determined by multiplying (i) the Target Price in effect immediately prior to such Dilutive Issuance by (ii) the quotient obtained by dividing (x) the sum of (A) the total number of shares of Common Stock outstanding, immediately prior to such Dilutive Issuance, multiplied by the then-effective Target Price, plus (B) the aggregate amount of all consideration, if any, received by the Corporation upon such Dilutive Issuance, by (y) the total number of shares of Common Stock outstanding immediately after such Dilutive Issuance.


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                  (c) Adjustments to Target Price, Determination of
Consideration Received and Determination of Common Stock Outstanding. The Target Price, the determination of the consideration received and the determination of the number of shares of Common Stock outstanding upon a Dilutive Issuance shall be subject to the further provisions of this subparagraph (c).

                  (1) Adjustment of Target Price. In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares or declare a dividend upon its Common Stock payable solely in shares of Common Stock, the Target Price then in effect shall be proportionately reduced. Conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Target Price in effect immediately prior to such combination shall be proportionately increased.

                  (2) Consideration and Stock Outstanding. For the purposes of determining the consideration received upon the issuance and sale of Common Stock and the number of shares of Common Stock outstanding, the following provisions shall be applicable:

                        (i) Cash Consideration. In case of the issuance or sale
                  of additional Common Stock for cash, the consideration received by the Corporation therefore shall be deemed to be the amount of cash received by the Corporation for such shares.

                        (ii) Non-Cash Consideration. In case of the issuance
                  (other than upon conversion or exchange of outstanding Convertible Securities) or sale of additional Common Stock, Options or Convertible Securities for a consideration other than cash or a consideration a part of which shall be other than cash, the fair value of such consideration as determined by the Board of Directors of the Company if the good faith exercise of its business judgment, irrespective of the accounting treatment thereof, shall be deemed to be the value, for purposes of this Agreement, of the consideration other than cash received by the Corporation for such securities.

                        (iii) Options and Convertible Securities. In case the
                  Corporation shall issue Convertible Securities or Options (other than Excluded Shares), the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities at the time such Convertible Securities first become convertible or exchangeable shall (as of the date or issue or grant of such Options or, in the case of the issue or sale of Convertible Securities


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                  other than where the same are issuable upon the exercise of
                  Options, as of the date of such issue or sale) be deemed to be issued and to be outstanding for the purpose of determining whether an issuance is a Dilutive Issuance and to have been issued for the sum of the amount (if any) paid for such Options or Convertible Securities and the amount (if any) payable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities at the time such Convertible Securities first become convertible or exchangeable; provided that, no further adjustment of the Target Price shall be made upon the actual issuance of any such Common Stock or Convertible Securities or upon the conversion or exchange of any such Convertible Securities.

                  (d) Change in Option Price or Conversion. In the event that the purchase price provided for in any Option referred to in section 3(c)(2)(iii), or the rate at which any Convertible Securities referred to in
Section 3(c)(2)(iii) are convertible into or exchangeable for shares of Common Stock, shall change at any time (other than under or by reason or provisions designed to protect against dilution), then, for purposes of any adjustment required to the Target Price by Section 3(c), the Target Price then in effect shall forthwith be readjusted to the Target Price that would have been in effect at such time had such Options or Convertible Securities which are then still outstanding at the time initially granted, issued or sold, provided for such changed purchase price, additional consideration or conversion rate, as the case may be. Notwithstanding the foregoing, if such readjustment is an increase in the Target Price, such readjustment shall not exceed the amount (as adjusted by Sections 3(b) and 3(c)) by which the Target Price was decreased pursuant to
Section 3(b) upon the issuance of the Option or Convertible Security. No adjustment shall be made in respect to changes in Options or Convertible Securities by reason of provisions with respect thereto designed to protect against dilution.

                  (e) Termination or Option or Conversion Rights. In the event of the termination or expiration of any right to purchase Common Stock under any Option granted after the Original Issue Date or of any right to convert or exchange Convertible Securities issued after the date of this Agreement, the Target Price shall, upon such termination, be readjusted to the Target Price that would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the shares of Common Stock issuable thereunder shall no longer be deemed to be outstanding, provided that if such readjustment is an increase in the Target Price, such readjustment shall not exceed the amount (as adjusted by Sections 3(b) and 3(c)) by which the Target Price was decreased pursuant to Section 3(b) upon the issuance of the Option or Convertible Security.

                  (f) Changes in Common Stock. In case at any time following the date hereof until the date the Shares are purchased under the terms of this Agreement, the Corporation shall be a party to any transaction (including, without limitation, a merger, consolidation, sale of all


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or substantially all of the Corporation's assets or recapitalization of the
Common Stock) in which the previously outstanding Common Stock shall be changed into or exchanged for different securities of the Corporation or common stock or other securities of another corporation or interest in a noncorporate entity or other property (including cash) or any combination of any of the foregoing (each such transaction being herein called the "Transaction" and the different securities, common stock, other securities or interests being herein called the "Consideration")), then, as a condition of the consummation of the Transaction, lawful and adequate provisions shall be made so that Bure shall be entitled to receive, in lieu of the Common Stock issuable hereunder, the Consideration resulting from such Transaction. The provisions of this Section 3(f) shall similarly apply to successive Transactions.

            4. The issuance of certificates for Additional Shares under this Agreement shall be made without charge to Bure for any issue tax in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than of the then holder of the Aggregate Shares upon which any certificate is being issued.

            5. This Agreement shall inure to the benefit of and be binding upon each of the Corporation, Bure and their respective successors and assigns.

            6. Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered or sent by registered mail, return receipt requested, addressed (i) if to the Corporation, at Media Metrix, Inc., 900 West Shore Road, Port Washington, New York 11050, Attention: Chief Executive Officer, and (ii) if to Bure, to P.O. Box 5419, S-402 29 Gothenburg, Sweden, Attention: Ulf, Ivarsson.

            7. This Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of Delaware. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provisions hereof.

            8. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. Any provision of this Agreement may be amended and the observance thereof may be waived only by a writing executed by each party hereto.

            9. This Agreement shall terminate and be of no further force or effect upon the closing of an initial public offering of the Corporation's Common Stock.


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            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        MEDIA METRIX, INC.

                                        By: /s/ Tod Johnson
                                            --------------------------
                                        Name: Tod Johnson
                                        Title: Chief Executive Officer


                                        INVESTMENT AB BURE

                                        By: /s/ Ulf Ivarsson
                                            --------------------------
                                        Name: Ulf Ivarsson
                                        Title: Director IT/Infomedia


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